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                                                                    EXHIBIT 24
                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William W. Sherertz and Michael D. Mulholland, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all such person's capacities with Barrett Business Services, Inc., a Maryland corporation (the "Corporation"), to sign a registration statement on Form S-3 relating to up to 179,600 outstanding shares of the common stock, par value $.01 per share, of the Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

          IN WITNESS WHEREOF, this power of attorney has been executed by the undersigned as of this 16th day of May, 1996.

    Signature                           Title
      ---------                           -----

/s/ William W. Sherertz           President and Chief Executive
William W. Sherertz               Officer and Director
                                  (Principal Executive Officer)

/s/ Michael D. Mulholland         Vice President-Finance
Michael D. Mulholland             (Principal Financial Officer)

/s/ James D. Miller               Controller (Principal
James D. Miller                   Accounting Officer)

/s/ Robert R. Ames                Director
Robert R. Ames

/s/ Jeffrey L. Beaudoin           Director
Jeffrey L. Beaudoin

/s/ Stephen A. Gregg              Director
Stephen A. Gregg

/s/ Anthony Meeker                Director
Anthony Meeker

/s/ Stanley G. Renecker           Director
Stanley G. Renecker